Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-204097) and Registration Statements on Form S-8 (Nos. 333-196571, 333-204644, 333-211359, 333-218298 and 333-222886) of Vital Therapies, Inc. of our report dated March 13, 2018 relating to the financial statements, which appears in Vital Therapies, Inc.'s Annual Report on Form 10-K for the year-ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Diego, California
March 13, 2018